EXHIBIT 8.1
STOCK PURCHASE AGREEMENT
This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into effective as of November 7, 2007, by and among Paul and Carey Marin, individuals residing in the State of Texas (collectively, the “Seller”), and Radical Holdings LP, a Texas limited partnership (the “Buyer”).
WHEREAS, the Seller is the record and beneficial owner of 53,615 issued and outstanding shares of common stock, $0.001 par value per share (the “Common Stock”), of Immediatek, Inc., a Nevada corporation (the “Company”); and
WHEREAS, on the date hereof, the Buyer desires to purchase, and the Seller agrees to sell, 53,615 shares (the “Shares”) of Common Stock beneficially owned and held of record by the Seller upon the terms, and subject to the conditions, hereinafter set forth.
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto hereby agree as follows:
1. Purchase and Sale of the Shares. Subject to the terms and conditions hereinafter set forth, on the date hereof, the Seller shall sell, convey, transfer and deliver to the Buyer the Shares, and the Buyer shall purchase from the Seller, at a purchase price of $3.00 per share, the Shares. The aggregate purchase price for the Shares will be delivered by the Buyer to the Seller in the form of a check against delivery by the Seller to the Buyer of a certificate or certificates representing the Shares. The certificate or certificates representing the Shares shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion, and shall have all the necessary documentary transfer tax stamps affixed thereto at the expense of the Seller.
2. Representations, Warranties and Covenants of the Seller. In order to induce the Buyer to purchase the Shares, the Seller represents and warrants to, and covenants with, the Buyer that:
(a) On the date hereof:
(i) the Seller is the sole and lawful owner of the Shares;
(ii) the Seller has the absolute right to sell, assign, convey and transfer the Shares to the Buyer free and clear of all liens, pledges, security interests, encumbrances, equities and other charges and without breach of any agreement to which the Seller is either a party or by which the Seller is bound;
(iii) the Seller is not a party to any agreement, written or oral, creating rights in respect of the Shares in any third party or relating to the voting of the Shares; and
(iv) there are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature (except for restrictions on transfer under state and federal securities laws) , calls or rights to subscribe of any character relating to the Shares, nor are there any securities exercisable for, or convertible into, the Shares.
(b) The Seller shall defend the Buyer against all claims or demands of others with respect to the Shares.

(c) The Seller hereby acknowledges that neither the Buyer nor any of its agents, employees or representatives has made any representations or warranties, oral or otherwise, concerning the Company, other than those expressly contained herein.
3. Representations and Warranties of the Seller and the Buyer. (a) The Seller and the Buyer hereby represent and warrant to each other that there has been no act or omission by either the Seller or the Buyer, as the case may be, that would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated hereby.
(b) The Seller and the Buyer hereby represent and warrant to each other that each possesses sufficient knowledge and experience in business and financial matters to evaluate the risks and merits of the transactions contemplated hereby.
(c) The Seller and the Buyer hereby represent and warrant to each other that each has had an opportunity to asks questions of, and receive satisfactory answers from, the Company, or a person or persons acting on its behalf, concerning the business and affairs of the Company.
4. Miscellaneous.
(a) This Agreement constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.
(b) All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and shall inure to the benefit of and are enforceable by, the parties and their respective successors, legal representatives, heirs and permitted assigns.
(c) All notices, requests and other communications provided for, or permitted to be given, under this Agreement must be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):
If to the Buyer:
Radical Holdings LP
c/o Radical Management LLC
5424 Deloache Avenue
Dallas, Texas 75220
Fax: (214) 696-3380
Attn: President
with a copy to (which shall not constitute notice):
Robert S. Hart
5424 Deloache Avenue
Dallas, Texas 75220
Fax: (214) 696-3380

If to the Seller:
Paul & Carey Marin
5701 Lois Lane
Plano, Texas 75024
All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.
(d) The acknowledgements, agreements, covenants, representations and warranties contained in this Agreement shall survive its termination.
(e) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PRINCIPLES.
(f) Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall only be brought in any federal court located in Dallas County, Texas or any Texas state court located in Dallas County, Texas, and each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, service of process on such party as provided in Section 4(c) of this Agreement shall be deemed effective service of process on such party.
(g) EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, SUCH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE MATTERS CONTEMPLATED HEREIN. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT AND CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HEREBY REPRESENTS THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS, AND WITH THE ADVICE OF COUNSEL HAS CONSIDERED, THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 4(g).

(h) The section headings contained in this Agreement are inserted for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.
(i) This Agreement may be amended only by a written instrument signed by all the parties hereto.
(j) Any party may, for itself only, (i) extend the time for the performance of any of the obligations of any other party under this Agreement, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.
(k) The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.
(l) This Agreement may be executed in any number of counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. For purposes of determining whether a party has signed this Agreement or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile copy of such a handwritten original signature shall constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.
(m) This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed to refer to such law as in effect on the date hereof and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in the masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision, unless expressly so limited. The parties intend that each representation, warranty and covenant contained herein will have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached will not detract from or mitigate the fact that the party is in breach of the first covenant.

(n) The Seller may not assign this Agreement without the express written consent of the Buyer. Any assignment of this Agreement by the Seller without the prior written consent of the Buyer shall be void and of no force or effect. The Buyer may freely assign this Agreement upon written notice to the Seller.
5. Authorization. The individual signing this Agreement, whether individually or on behalf of an entity, has the authority to do so and to bind the undersigned to the terms hereof.
SIGNATURE PAGE FOLLOWS

SIGNATURE PAGE TO
STOCK PURCHASE AGREEMENT
IN WITNESS WHEREOF, the parties have set their hands hereunto on the date first above written.

SELLER:

/s/ PAUL MARIN

Paul Marin

/s/ CAREY MARIN

Carey Marin

BUYER:

RADICAL HOLDINGS LP,
a Texas limited partnership

By:	Radical Management, LLC,
a Texas limited liability company,
its general partner

	By:	/s/ MARK CUBAN

	Name:	Mark Cuban
	Title:	President

EXHIBIT 8.1
STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE
For Value Received, we hereby sell, assign and transfer unto Radical Holdings LP 53,615 shares of the common stock, $0.001 par value per share, of Immediatek, Inc. standing in our name on the books of said corporation represented by Certificate No. 10022 herewith, and do hereby irrevocably constitute and appoint Corey Prestidge attorney to transfer said stock on the books of the within named corporation with full power of substitution in the premises.

Dated Effective as of: November _____ , 2007

In Presence of

Name: Paul Marin

Name: Carey Marin
Notice: The signature(s) to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever and must be guaranteed by a commercial bank, trust company or member firm of the Boston, New York or Midwest Stock Exchange.